UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2009
Date of Report (Date of earliest event reported)

Verso Paper Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-148201	75-3217389
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

Verso Paper Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address, including zip code, of principal executive offices)

(901) 369-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure

On May 28, 2009, Verso Escrow LLC, a wholly owned subsidiary of Verso Paper Holdings LLC (“Verso Holdings”) and Verso Paper Corp. (together with Verso Holdings, the “Registrants”), priced $325 million aggregate principal amount of its 11.5% senior secured notes due 2014 (the “Notes”).  The Notes are to be sold through a private placement that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  Verso Holdings and Verso Paper Inc., a subsidiary of Verso Holdings (together with Verso Holdings, the “Issuers”), will assume Verso Escrow’s obligations under the Notes upon the satisfaction of certain conditions, including the closing of an amendment to Verso Holdings’ senior secured credit facilities as described in the Registrants’ current report on Form 8-K filed on May 27, 2009.

The Notes will pay interest semiannually at a rate of 11.5% per year, commencing on January 1, 2010.  The Notes will be issued at an issue price of 91.968%.  The Issuers may redeem the Notes, in whole or in part, at any time on or after January 1, 2012, at a redemption price equal to 100% of the principal amount plus a specified premium of 5.0%, declining to 3.0% on January 1, 2013, and declining to par on July 1, 2013, plus accrued and unpaid interest.  At any time before January 1, 2012, not more than once in any twelve-month period, the Issuers may redeem up to 10% of the aggregate principal amount of the Notes at a redemption price of 103%.  At any time before January 1, 2012, the Issuers may also redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of qualified equity offerings at a redemption price of 111.5%, plus accrued and unpaid interest, and some or all of the Notes at a price equal to the principal amount thereof plus a make-whole premium, plus accrued and unpaid interest.

The net proceeds from this offering will be approximately $299 million, after deducting initial purchaser discounts, original issue discount and estimated expenses.  Verso Holdings intends to use the net proceeds from this offering to repay the full $252.9 million outstanding under its senior secured term loan.  Any additional proceeds received from the sale of the Notes will be used for general corporate purposes, including to repay revolving credit borrowings.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. investors pursuant to Regulation S.  The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The Registrants are furnishing this information under Item 7.01 of this report to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrants’ filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

In this report all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” and similar expressions. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management's current beliefs, expectations and views with respect to future developments and their potential effects on the Registrants. Actual results could vary materially depending on risks and uncertainties that may affect the Registrants and their business. For a discussion of such risks and uncertainties, please refer to the Registrants’ filings with the Securities and Exchange Commission. The Registrants assume no obligation to update any forward-looking statement made in this report to reflect subsequent events or circumstances or actual outcomes.

Item 9.01.     Financial Statements and Exhibits

(d)  Exhibits.

       The following exhibit is included with this report and is being furnished solely for purposes of Item 7.01 of this Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Disclosure in connection with the distribution of the offering circular for $325 million aggregate principal amount of senior secured notes due 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 28, 2009

VERSO PAPER CORP.

		By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

VERSO PAPER HOLDINGS LLC

		By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Disclosure in connection with the distribution of the offering circular for $325 million aggregate principal amount of senior secured notes due 2014